CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 51 to the Registration Statement on Form N-4 (No. 333-131035) (the “Registration Statement”) of our report dated March 19, 2021 relating to the financial statements of Pruco Life Insurance Company of New Jersey and consent to the use in the Registration Statement of our report dated April 7, 2021 relating to the financial statements of each of the subaccounts of Pruco Life of New Jersey Flexible Premium Variable Annuity Account indicated in our report.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 26, 2021